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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                       PURSUANT TO SECTION 13 OR 15(D) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

        Date of Report (Date of earliest event reported): August 2, 2006

                              CSS Industries, Inc.
             (Exact name of registrant as specified in its charter)

          Delaware                        1-2661                  13-920657
(State or other jurisdiction           (Commission              (IRS Employee
      of incorporation)                File Number)          Identification No.)

  1845 Walnut Street, Philadelphia, PA                                   19103
(Address of principal executive offices)                              (Zip Code)

Registrant's telephone number, including area code: (215) 569-9900

                                 Not Applicable
          (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[_] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[_] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[_] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

     At the Annual Meeting of Stockholders of CSS Industries, Inc. (the "Company" or "CSS") held on August 2, 2006, the Company's stockholders approved the Company's 2006 Stock Option Plan for Non-Employee Directors (the "2006 Plan"). Accordingly, the 2006 Plan became effective on such date. The 2006 Plan provides for the automatic grant, on the last day on which CSS common stock is traded in each November from 2006 through 2010, to each non-employee director of nonqualified stock options to purchase 4,000 shares of CSS common stock at an exercise price per share equal to the fair market value of CSS common stock on the date the stock options are granted. Each option granted under the 2006 Plan expires five years after the grant date, unless such option expires earlier pursuant to the terms of the 2006 Plan. Twenty-five percent (25%) of the shares underlying each such stock option grant under the 2006 Plan become exercisable on each of the first four anniversaries of the date of grant. These installments are cumulative and are exercisable during the remainder of the term of the option. Up to 200,000 shares of CSS common stock may be issued pursuant to the 2006 Plan.

     The provisions of the 2006 Plan are more fully described in pages 6 through 8 of the Company's Proxy Statement utilized in connection with the Company's 2006 Annual Meeting of Stockholders filed with the Securities and Exchange Commission on June 20, 2006, under the heading "Approval of the 2006 Stock Option Plan for Non-Employee Directors", and such description is incorporated herein by reference.

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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                          CSS Industries, Inc.
                                          (Registrant)


                                          By: /s/ William G. Kiesling
                                              ----------------------------------
                                              William G. Kiesling
                                              Vice President and General Counsel

Date: August 8, 2006